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                                                                      Exhibit 13

                                  SUBSCRIPTION

                               January 6, 1997



Dear Sirs:

        The undersigned hereby subscribes to one hundred thousand shares of beneficial interest in the U.S. Dollar Fund series of Five Arrows Short-Term Investment Trust at a price of $1.00 per share and agrees to pay therefor in cash the amount of $100,000.

                                         Very truly yours,

                                         FIVE ARROWS HOUSE
                                         INVESTMENTS LIMITED

                                         By: /s/ Peter B. Collacott
                                            -------------------------------





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                                  SUBSCRIPTION

                               January 6, 1997


To:      The Board of Trustees of Five Arrows Short-Term Investment Trust

Dear Sirs:

         The undersigned hereby subscribes to ten shares of beneficial interest in the Pound Sterling Fund series of Five Arrows Short-Term Investment Trust at a price of 1.00 pound per share and agrees to pay therefor in cash the amount of
10.00 pounds.

                                            Very truly yours,

                                            FIVE ARROWS HOUSE
                                            INVESTMENTS LIMITED

                                            By: /s/ Peter B. Collacott
                                               --------------------------





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                                  SUBSCRIPTION

                               January 6, 1997


To:      The Board of Trustees of Five Arrows Short-Term Investment Trust

Dear Sirs:

         The undersigned hereby subscribes to ten shares of beneficial interest in the Deutsche Mark Fund series of Five Arrows Short-Term Investment Trust at a price of DM1.00 per share and agrees to pay therefor in cash the amount of DM10.00.

                                        Very truly yours,

                                        FIVE ARROWS HOUSE
                                        INVESTMENTS LIMITED

                                        By:  /s/ Peter B. Collacott
                                           ----------------------------





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                                  SUBSCRIPTION

                               January 6, 1997

To:      The Board of Trustees of Five Arrows Short-Term Investment Trust

Dear Sirs:

         The undersigned hereby subscribes to ten shares of beneficial interest in the Canadian Dollar Fund series of Five Arrows Short-Term Investment Trust at a price of C$1.00 per share and agrees to pay therefor in cash the amount of C$10.00.

                                     Very truly yours,

                                     FIVE ARROWS HOUSE
                                     INVESTMENTS LIMITED

                                     By: /s/ Peter B. Collacott
                                        -----------------------------